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                      [COMERICA INCORORATED LETTERHEAD]


                                                                 EXHIBIT 10.12


  December 21, 1995


  Michael T. Monahan, President
  Comerica Incorporated
  One Detroit Center
  500 Woodward Avenue
  Detroit, MI 48236

  Re:   Severance Agreement ("Agreement")

  Dear Mike:

  This letter will evidence our agreement with the inclusion of the following additions to the understandings set forth in Agreement between you and Comerica Incorporated ("Company") of even date:

1. If you voluntarily terminate your employment with the Company prior to February 1, 1999, your entitlement to the Stock Award and any non-vested stock options will be determined by the specific agreements relating to those two benefits, notwithstanding Section
          III.1 of the Agreement.

2. On the other hand, if (i) your employment by the Company is involuntarily terminated prior to February 1, 1999; (ii) your employment terminates for any reason on February 1, 1999; or (iii) your employment terminates for any reason specified in paragraphs
          III.2 or III.3 of the Agreement prior to February 1, 1999, your unvested stock options shall vest as of the date of termination and any restrictions applicable to your Stock Award shall lapse as of such date, notwithstanding any inconsistent provision in any separate agreement.

  To evidence your agreement with the foregoing additional provisions to the Agreement, please sign and date a copy of this letter in the place indicated below and return such copy to the undersigned.

                                        Very truly yours,

                                        COMERICA INCORPORATED

                                        By: Richard A. Collister
                                           --------------------------
                                            Richard A. Collister

Michael T. Monahan
-----------------------
Michael T. Monahan

December 21, 1995
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                              SEVERANCE AGREEMENT

       Comerica Incorporated, a Delaware corporation (together with its subsidiaries and affiliates being hereinafter referred to as the "Company"), and Michael T. Monahan ("Executive") hereby agree to the provisions set forth below.

                                       I.

                                    Purpose

       To induce Executive to continue in the employment of the Company, this Severance Agreement ("Agreement") sets forth the understanding of the Company and the Executive with respect to certain payments and benefits the Executive (or his Beneficiaries, as hereinafter defined) will become entitled to receive upon the subsequent termination of his employment with the Company on or prior to February 1, 1999.

                                       II

                                  Definitions

        Whenever used in this Agreement and capitalized, the following terms shall have the meaning set forth below:

1.    "Severance Payment" means a cash payment in the amount of $3,000,000.

2. "Insurance Coverage" means continuation of long-term disability coverage, accident insurance coverage, group-term life

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insurance coverage and coverage under the whole life insurance policies in effect at June 30, 1995, for three years subsequent to the date of Executive's termination of employment; provided, however, that such coverage or any portion thereof will be discontinued if Executive receives substantially similar coverage from a subsequent employer during such three-year period.
       3. "Medical Benefits" means medical benefits for Executive and/or his spouse for the remainder of their respective lives which are substantially similar to those provided to Executive and his spouse at the date of execution of this Agreement; provided, however, that payment of such medical benefits shall be coordinated with any medical benefits Executive may become entitled to receive from a subsequent employer, Medicare, Social Security or any similar source applying generally accepted procedures for the coordination of benefits.
       4. "Stock Award" means the 15,000 shares of Common Stock of the Company awarded to Executive, subject to restrictions, on July 16, 1993.
       5. "Outstanding Options" means any non-vested employee stock options held by Executive at the date of termination of his employment by the Company.

                                     III.

                      Circumstances Under which Executive
                     Will Receive Payments and/or Benefits

       1. If Executive voluntarily retires from the Company before February 1, 1999, he shall receive (i) the Severance Payment, (ii)



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Insurance Coverages and (iii) Medical Benefits.
       2. If Executive dies before February 1, 1999, (i) his beneficiary(ies) shall receive the Severance Payment and insurance Coverages (except disability insurance), (ii) his Outstanding Options shall vest at the date of his death, (iii) any remaining restrictions applicable to the Stock Award shall lapse as of his date of death, and (iv) his surviving spouse shall continue to receive Medical Benefits.
       3. If Executive becomes disabled before February 1, 1999, he shall receive (i) the Severance Payment, (ii) applicable Insurance Coverages, and (iii), together with his spouse, Medical Benefits. Further, his Outstanding Options shall vest as of the date of termination of his employment, and any remaining restrictions applicable to the Stock Award shall lapse as of the date of termination of his employment by the Company.
       4. If Executive's employment is involuntarily terminated before February 1, 1999, or if his employment terminates for any reason on February 1, 1999, he shall receive (i) the Severance Payment, (ii) applicable Insurance Coverages, and (iii), together with his spouse, Medical Benefits. Further, his Outstanding Options shall vest as of the date of termination of his employment, and any remaining restrictions applicable to the Stock Award shall lapse as of the date of termination of his employment by the Company.


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                                      IV.

                          Designation of Beneficiary

        Executive may designate a beneficiary(ies) to receive the amounts payable and the other benefits bestowed hereunder upon his death.

                                       V.

               Remuneration for Services Prior to February, 1999

       The receipt of the Severance Payment and all or a portion of the other benefits specified in paragraph I of this Agreement by Executive, or by the other party(ies) entitled thereto, shall be exclusive of, and unrelated to, the remuneration (including salary, bonuses, options and stock awards) to which Executive may be entitled in consideration for the continuation of his services as an officer or employee of the Company between the date of this Agreement and February 1, 1999.

                                      VI.

                                 Miscellaneous

       Both the Company and Executive acknowledge and agree that (i) this Agreement is being made after the "change of control" of Manufacturers National Corporation contemplated by the July 3, 1990 Manufacturers National Corporation Key Employees Retention Plan occurred; and (ii) Executive shall not be entitled to receive severance benefits under any change of control agreement under the terms of which the Company bestows, or is required to bestow, benefits on or prior to February 1, 1999, upon officers or key employees of the Company.


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                                      VII.

                           Successor(s) and Assign(s)

     This Agreement will inure to the benefit of Executive, and to the benefit of his spouse, personal representative(s), beneficiary(ies), legatee(s), successor(s), administrator(s), trustee(s) and/or other fiduciary(ies) (collectively, "Beneficiaries"), and will be binding upon the Company and upon its successor(s) and assign(s), irrespective of whether such successor(s) or assign(s) come into existence by reason or as a result of (i) a merger(s) or consolidation(s) in which the Company is not the survivor, (ii) a sale(s) of all or substantially all of the assets of the Company, or (iii) any other restructuring(s) of the Company.

                                     VIII.

                               Term of Agreement

     This Agreement will become effective on the date it is executed and delivered by the Company and the Executive, and shall remain in effect through February 1, 1999. No amounts will be payable nor benefits provided hereunder if Executive's employment with the Company continues after February 1, 1999.

                                      IX.

                                    Release

     Executive or his Beneficiaries agree to release the Company from liability with respect to any and all matters relating to his


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employment with the Company upon satisfaction of its obligations hereunder.

                                       X.

                                  Arbitration

       If any dispute shall arise with respect to the performance of the Company's obligations hereunder, such dispute shall be resolved by an arbitration conducted in Detroit, Michigan, in accordance with the rules of the American Arbitration Association. The selection of the arbitrator(s), the hearing and the rendition of the arbitrator(s)' decision shall be completed within thirty (30) days after written demand for the arbitration is delivered by the Executive to the Company. All of the expenses, including the fees of the arbitrator(s) and the fees of the attorneys retained by each of the parties, shall be borne by the Company. The decision of the arbitrator(s) shall be conclusive and binding upon the Company and the Executive. A judgment may be entered upon the arbitration award, if any, in the Circuit Court for the County of Wayne, State of Michigan, in accordance with applicable Michigan statutes.

                                      XI.

                                   Execution

       The Company and the Executive hereto have entered into this Agreement this 21st day of December, 1995.



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                                                  COMERICA INCORPORATED


                                             By: Richard A. Collister
                                                ------------------------------

                                             Its: Executive Vice President
                                                 -----------------------------


                                                    Michael T. Monahan
                                             ---------------------------------
                                                    MICHAEL T. MONAHAN









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